Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3/A and related Prospectus of Vuzix Corporation (“the Company”) of our report dated March 1, 2023 relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of Vuzix Corporation appearing in the Annual Report on Form 10-K of Vuzix Corporation for the year ended December 31, 2022.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

May 8, 2023